EXHIBIT (a)(8)

               [LETTERHEAD OF FORT JAMES CORPORATION APPEARS HERE]

                  IMPORTANT NOTICE TO ALL FORT JAMES EMPLOYEES
                        PARTICIPATING IN THE 401(K) PLAN

--------------------------------------------------------------------------------

Attached are several documents that contain important information concerning the upcoming Georgia-Pacific Tender Offer to Fort James shareholders and how it will affect 401(k) Plan participants in the Fort James Stock Fund. Also, there is a notice announcing that the Company Match will no longer be automatically allocated to the Fort James Stock Fund after November 10, 2000.

There are some important key dates described throughout these documents of which participants should make note.

                                    KEY DATES
     - October 13, 2000 - Georgia-Pacific will send "OFFER TO PURCHASE AND LETTER OF TRANSMITTAL" (the Offer) to Fort James shareholders, including the Fort James Stock Fund.
     - October 18, 2000 - The Trustee for the Stock Fund will mail materials to 401(k) participants.
     - NOVEMBER 3, 2000 AT 4:00PM EASTERN TIME - Investment changes in or out of the Fort James Stock Fund are suspended until the deal is closed and the proceeds (cash & G-P stock) are transferred to the Trustee from Georgia-Pacific.
     - November 9, 2000 - Time period for shareholders to respond to the Offer is closed.
     - November 10, 2000 - From this day forward, all participants in the 401(k) Plan will have the Company Match follow the investment elections they have made for their own money. Company Match will no longer be automatically allocated to the Fort James Stock Fund.


                                October 13, 2000

             WHAT YOU SHOULD KNOW ABOUT THE GEORGIA-PACIFIC OFFER
                         AND THE FORT JAMES 401(K) PLAN

==============================================================================

IN RESPONSE TO EMPLOYEE QUESTIONS, WE'D LIKE TO EXPLAIN WHAT WILL HAPPEN TO THE FORT JAMES 401(K) PLAN AS A RESULT OF THE ACQUISITION BY GEORGIA-PACIFIC (G-P). PLEASE TAKE A MOMENT TO REVIEW THE ATTACHED CHARTS AS WELL AS THE Q&A'S BELOW.

THE 401(K) PLAN
---------------
WHAT WILL HAPPEN TO THE FORT JAMES 401(K) PLAN AS A RESULT OF THE ACQUISITION BY GEORGIA-PACIFIC?
     - On the date of the sale, you will become a Georgia-Pacific employee.
     - Your current 401(k) Plan will continue under the sponsorship of Georgia-Pacific.
     -  Your Plan will continue with
          -  The same recordkeeper
          -  The same investment options
          -  The same 401(k) Plan Line and web site with the same passwords.
          -  Even Financial Engines will continue to operate as usual.
     - No immediate Plan changes are going to occur as a result of the completion of the acquisition process.

------------------------------------------------------------------------------
|  PLEASE SEE THE ACCOMPANYING NOTICE ANNOUNCING THE COMPANY MATCH WILL NO   |
|        LONGER AUTOMATICALLY BE IN THE FORT JAMES STOCK FUND EFFECTIVE      |
|                              NOVEMBER 10, 2000.                            |
------------------------------------------------------------------------------

CAN I TAKE MONEY OUT OF THE 401(K) PLAN AS A RESULT OF THE ACQUISITION?
Because your current 401(k) Plan will continue under the sponsorship of Georgia-Pacific, IRS regulations do not allow any special distributions to employees who continue to work for the company. The distribution rules will be the same as they are today. See your summary plan description or call the 401(k) Line at 1-888-324-SAVE (7283) for details on 401(k) Plan distribution restrictions and procedures.

HOW WILL THE FORT JAMES STOCK FUND WITHIN THE 401(K) PLAN CHANGE?
The Fort James Stock Fund is a Company Stock Fund. Therefore, when Georgia-Pacific purchases Fort James, your 401(k) investment option will become the Georgia-Pacific Stock Fund. However, the total transition will not be immediate, it takes time.

WHAT IS THE TRANSITION PROCESS AS THE FORT JAMES STOCK FUND BECOMES THE GEORGIA-PACIFIC STOCK FUND?
The attached pie charts illustrate the transition process in detail. Basically, the assets of the Company Stock Fund are usually invested 97% in company stock and 3% in cash equivalents. The cash equivalents are invested in low-risk options, such as money market accounts, so adequate cash is available to process loans and distributions from the 401(k) Plan on a daily basis.

On the day of the sale, the Fort James stock in the Fund will convert to cash and Georgia-Pacific stock. The Fund will be invested primarily in cash equivalents and some Georgia-Pacific stock.

Oct. 13, 2000                     - 1 -

Over time, Georgia-Pacific stock will be purchased with the cash held in the Fund until the Fund reaches its normal stock position. Purchases of G-P stock must be made over a period of time in order to avoid impacting the stock price. The transition period is to be determined and will depend on the amount of assets in the Fund and the daily market volume for G-P stock.

No restrictions will be in place regarding investment changes into or out of the Fund during the transition period.

HOW WILL THE TRANSITION AFFECT MY INVESTMENTS IN THE FUND?
As a 401(k) Plan participant, you own "units" of the Fund, not direct shares of stock...so the number of units you own will not change on the day of the sale.
               ---------------
The value of your units will be determined by the overall value of the Fund,
    -----
which depends on the final closing price. As the percentage of assets shift from cash to G-P stock, the value of the fund will more closely track the value of G-P stock. You can check the value of your investments by calling the 401(k) Line at 1-888-324-SAVE (7283) or visiting the 401(k) website at https://www.rsweb.com/61664.

SINCE GEORGIA-PACIFIC IS OFFERING CASH AND STOCK IN EXCHANGE FOR FORT JAMES STOCK, WILL I GET A CASH PAYMENT?
No. The underlying investments of the Fort James Stock Fund will convert from Fort James stock to cash and Georgia-Pacific stock. Ultimately, the Company Stock Fund will be invested primarily in Georgia-Pacific stock, as described above.

THE GEORGIA-PACIFIC OFFER
-------------------------
WHAT TYPE OF COMMUNICATIONS SHOULD I EXPECT TO RECEIVE?
Soon, you will receive a notice from Northern Trust including a copy of the OFFER TO PURCHASE and LETTER OF TRANSMITTAL from Georgia-Pacific and a NOTICE TO PARTICIPANTS from Northern Trust. Please understand that the communications concerning the acquisition must be reviewed and approved by the Securities & Exchange Commission (SEC). Therefore, they may seem rather technical and legal.

WHY AM I BEING NOTIFIED ABOUT THE GEORGIA-PACIFIC OFFER?
As part of the purchase process, Georgia-Pacific is required to explain the terms of their Offer to Fort James stockholders and allow them the opportunity to respond to the Offer.

The Fort James 401(k) Plan is the owner of record of the stock in the Fort James Stock Fund. As a 401(k) Plan participant who has invested in the FJ Stock Fund, you own "units" of the Fund, not actual shares of stock. However, the Fund Trustee, Northern Trust is giving you the opportunity to respond to the Offer, so they can respond on the Plan's behalf. Each participant's response to the offer will be counted by the Trustee, based on the percentage of the Fund the participant owns.

ACCORDING TO THE ATTACHED FLOW CHART, INVESTMENTS INTO AND OUT OF THE FJ STOCK FUND WILL BE SUSPENDED ON NOVEMBER 3ND AT 4PM EASTERN TIME (CLOSE OF THE MARKET)...WHY?
Your response to the Offer will be counted by the Trustee, based on the percentage of the Fund you own. Therefore, the Trustee must suspend all investment transactions into and out of the Fund, so they can determine each participant's percentage of ownership. The suspension will last until the Trustee receives the proceeds of the deal from Georgia-Pacific. Restrictions during

Oct. 13, 2000                     - 2 -
the period apply only to investment changes in the FJ Stock Fund. ALL
                 ----
OTHER FUNDS AND TRANSACTIONS WILL OPERATE NORMALLY.

WHAT HAPPENS TO ANY CONTRIBUTIONS (THROUGH PAYROLL DEDUCTION) DURING THE SUSPENSION PERIOD?
Contributions will go into whatever investment election a participant has selected. If one of those elections is the Company Stock Fund, contributions will go into the cash portion of the Fund and sit there until the suspension is over.

HOW DO I RESPOND TO THE OFFER?
See the NOTICE TO PARTICIPANTS from Northern Trust.

WHAT HAPPENS AFTER I RESPOND TO THE NOTICE?
Once Northern Trust tallies all the responses from the Fort James 401(k) Plan participants, they will respond to Georgia-Pacific's offer. The Plan's response will be added to the response from all other Fort James stockholders.




Oct. 13, 2000                     - 3 -

TRANSITION OF THE FJ STOCK FUND
IN THE FORT JAMES 401(K) PLAN

[PIE CHART DEPICTING THE FOLLOWING INFORMATION APPEARS HERE]

ONE DAY PRIOR TO CLOSE

Normal investment for
Fort James Stock Fund is 97% Fort James stock and 3% liquid reserve.

Cash equivalents/liquid reserves are invested and will continue to be invested after closing. The investments will generally be in money market accounts or other low risk, low return options. The reserve ensures adequate cash is available to process loans and distributions from the Plan on a daily basis.

[PIE CHART DEPICTING THE FOLLOWING INFORMATION APPEARS HERE]

DAY OF CLOSE

As of the closing date, the Fort James stock in the Fund will convert to cash and G-P stock -- based on the offer price of $29.60 plus .2644 shares of G-P stock per share of FJ stock.

However, 401(k) Plan participants own "units" of the Fund, not shares of stock. So the number of units will not change. The value of the units will change, based on the final closing price and market fluctuations.

All other investment funds remain unchanged. The provisions of the Plan will remain as they were prior to close.

[PIE CHART DEPICTING THE FOLLOWING INFORMATION APPEARS HERE]

TRANSITION COMPLETED

Over time, G-P stock will be purchased with the cash equivalents held in the Fund. Purchases of G-P stock must be made over a period of time in order to avoid impacting on the stock price. The transition period is yet to be determined and will depend on the amount of assets in the Fund and the daily market volume for G-P stock.

As the percentage of assets shift from cash to G-P stock, the value of the fund will more closely track the value of G-P stock.

ANY DISTRIBUTIONS OF STOCK CERTIFICATES REQUESTED DURING THIS TRANSITION PERIOD MAY BE DELAYED. Otherwise, the Plan will operate according to its normal terms.

10/13/00

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
               THE DEAL                                                    THE 401(K) PLAN
               --------                                                    ---------------
                                                                                      --------------------------
                                                                  401(k) Plan         |     NOTE: Each         |
                                                                    Trustee           |     participant's      |
                                                                 forwards the         |     response to the    |
                        G-P announces                              Trustees'          |    Offer will be       |
                          intent to                                NOTICE TO          |    counted by the      |
                         purchase FJ                          >  PARTICIPANTS         |    Trustee, based      |
                           7/16/00                           /  along with the        |        on the          |
                             |                              /    Offer to Plan        |     percentage of      |
                             |                             /     participants         |      the Fund the      |
                             |                            /        10/18/00           |     participant owns.  |
                             |                           /            |               |                        |
                             |                          /             |               |      To determine      |
                             |                         /              |               |        each            |
                             |                        /               |               |     participant's      |
                             |                       /                |               |     ownership          |
                             |                      /                 V               |    percentage, the     |
                             |                     /              Changes to          |    Trustee must        |
                             |                    /               investments         |     suspend all        |
                             V                    |             into or out of        |     investment         |
                         Regulatory               |              the FJ Stock         |   transactions         |
                          approval                |                Fund are    ------>|    into or out of      |
                       process begins             |                suspended          |     the FJ Stock       |
                             |                    |               11/03/00 AT         |      Fund from         |
                             |                    |               4PM EASTERN         |      Nov. 3rd          |
                             |                    |                  TIME             |      until the         |
                             |                    |                   |               |    proceeds from       |
                             |                    |                   |               |    the deal (cash &    |
                             |                    |                   |               |    G-P stock) are      |
                             |                    |                   |               |    received by the     |
                             |                   /                    |               |        Trustee.        |
                             |                  /                     |               |                        |
    The Fort James           |                 /                      |               |    Responses from      |
  401(k) Plan is the         |                /                       |               |    participants not    |
  owner of record for        |               /                        |               |    invested in the     |
  stock in the Plan's        |              /                         |               |    FJ Stock Fund as    |
    FJ Stock Fund;           |             /                          |               |        of the          |
   participants own          V            /                           |               |     suspension         |
   units of the Fort      G-P sends      /                            |               |    period will not     |
   James Stock Fund.       OFFER TO     /                             V               |     be counted.        |
  Northern Trust, the    PURCHASE and  /                           Trustee            |                        |
  Plan Trustee, will <--- LETTER OF   /                            tallies            |     Restrictions       |
   give participants     TRANSMITTAL /                            participant         |      during the        |
  the opportunity to   (the "Offer")                           / responses and        |      suspension        |
   instruct Northern       to FJ                              /   responds to         |     period apply       |
   regarding how to     shareholders                         /      Offer             |        only to         |
  respond to the G-P      10/13/00                          /      11/09/00           |      investment        |
        offer.               |                             /          |               |    changes in the      |
                             |                            /           |               |    FJ Stock Fund.      |
                             |                           /            |               |    All other funds     |
                             |                          /             |               |    and transactions    |
                             |                         /              |               |     will operate       |
                             |                        /               |               |       normally.        |
                             |                       /                |               |                        |
                             V                      /                 V               |       Any new          |
                        Initial time               /                 FJ Fund          |  payroll contributions |
                         period for               /                returns to         |    that are directed   |
                       shareholders to           /                   normal           |   to the FJ Stock Fund |
                         respond to             /                  operation --       |      during the        |
                         Offer ends   <------- /                  investments         |    suspension period   |
                       11/09/00 (THIS                      ----> into and out         |    will go into        |
                        PERIOD CAN BE                     /     of Fund allowed       |     the cash           |
                          EXTENDED)                      /       UPON RECEIPT         |     portion            |
                             |                          /           OF THE            |    of the Fund.        |
                             |                         /          PROCEEDS OF         |                        |
                             |                        /            THE DEAL           |    The duration        |
                             |                       /                |               |   of the suspension    |
                             |                      /                 |               |   is not known and     |
                             |                     /                  V               |   depends on many      |
       NOTE: The             |                    /               FJ stock in         |     factors not        |
 regulatory approval         |                   /               the FJ Stock         |      under the         |
  process could end          V                  /                Fund converts        |    control of FJ or    |
 before, during, or       Regulatory           /                     to a             |    Northern Trust.     |
   after the time  <--- approval process      /                  combination of       --------------------------
 period during which        ends             /                    cash and G-P
  shareholders are           |              /                       stock
    responding.              |             /                          |
                             |            /                           |
                             |           /                            V
                             |          /                        The Company
                             |         /                      Stock Fund begins the
                             V        /                       process of purchasing
                         Deal closes /                       additional G-P Stock with
                         DATE TO BE /                          the cash in the Fund
                         DETERMINED



Oct. 13, 2000